UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Allied Healthcare International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Exhibit 99.1

Allied Healthcare International Inc.
Announces Record Date and Meeting Date for Special Meeting of Shareholders

NEW YORK – September 26, 2011 – Allied Healthcare International Inc. (NASDAQ: AHCI), a leading homecare provider of health and social care in the United Kingdom and Ireland, announced today that it had established a record date and a meeting date for the special meeting of shareholders to consider and vote upon the previously-announced merger agreement, dated as of July 28, 2011, pursuant to which Allied will be acquired by Saga Group Limited and related proposals.

Allied shareholders of record at the close of business on September 15, 2011 are entitled to notice of and to vote at the special meeting. The special meeting will be held on October 19, 2011 at 11:00 a.m., Eastern Time, at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, New York 10022.

Allied shareholders are encouraged to read the definitive proxy statement relating to the special meeting in its entirety. The definitive proxy statement was filed with the Securities and Exchange Commission on September 21, 2011 and was first mailed to shareholders on the same date.

Allied shareholders who have questions about the merger or who require assistance in submitting their proxy or voting their shares should contact Allied’s proxy solicitor, Alliance Advisors, LLC, at 1-877-777-8133. Banks and brokers with questions should call Alliance at 1-973-873-7700.

About Allied Healthcare International Inc.

Allied Healthcare International Inc. is a leading homecare provider of health and social care in the United Kingdom and Ireland. Allied operates a community-based network of approximately 120 branches with the capacity to provide carers (known as home health aides in the US), nurses, and specialized medical personnel to locations covering approximately 90% of the UK population. http://www.alliedhealthcare.com.

Cautionary Language Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Allied and Saga may not be able to complete the proposed transaction because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of Allied, are described in Allied’s filings with the SEC, including Items 1, 1A and 7 of Allied’s annual report on Form 10-K for the fiscal year ended September 30, 2010.

CONTACT

Allied Healthcare International Inc.
Sandy Young
Chief Executive Officer
Paul Weston
Chief Financial Officer
+44 (0) 1785 810 600

Or

ICR, LLC
Sherry Bertner
Managing Director
+1 646 277 1247
sherry.bernter@icrinc.com